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                                                                  Exhibit (s)(i)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Ethan D. Corey, Jack W. Murphy, Randy G. Legg, Amy R. Doberman, David
M. Goldenberg and Keith A. Weller, and each of them singly, as his or her true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution of him or her in his or her name, place and stead, to sign any and all registration statements on Form N-2 applicable to shares of auction preferred stock of Insured Municipal Income Fund Inc. and Investment Grade Municipal Income Fund Inc. and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commision, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

              NAME                         TITLE                      DATE
              ----                         -----                      ----
/s/ Margo N. Alexander             Director                   September 10, 2003
----------------------
Margo N. Alexander

/s/ Richard Q. Armstrong           Director                   September 10, 2003
------------------------
Richard Q. Armstrong

/s/David J. Beaubien               Director                   September 10, 2003
--------------------
David J. Beaubien

/s/ Richard R. Burt                Director                   September 10, 2003
-------------------
Richard R. Burt

/s/ Meyer Feldberg                 Director                   September 10, 2003
------------------
Meyer Feldberg

/s/ Carl W. Schafer                Director                   September 10, 2003
-------------------
Carl W. Schafer

/s/ Brian M. Storms                Director and Chairman      September 10, 2003
-------------------                of the Board of Directors
Brian M. Storms

/s/ William D. White               Director                   September 10, 2003
--------------------
William D. White